Exhibit 99.1


                            ARTICLES OF INCORPORATION

                                       OF

                           CHOICE BOOK AND VIDEO, INC.

         The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I

NAME

         The name of this corporation is Choice Book and Video, Inc.

                                   ARTICLE II

NATURE OF THE BUSINESS

         This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

AUTHORIZED SHARES

         The capital stock of this corporation shall consist of 1,000 share of common stock having a par value of $.01 per share.

                                   ARTICLE IV

INITIAL CAPITAL

         The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

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                                    ARTICLE V

TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                   ARTICLE VII

DIRECTORS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

         The names and addresses of the initial Board of Directors and officers are as follows:

         Eric P. Littman, Trustee
         1428 Brickell Avenue
         8th Floor
         Miami, Florida 33131


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                                   ARTICLE IX

SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is:

         Eric P. Littman
         8th Floor
         1428 Brickell Avenue
         Miami, Florida 33131

                                    ARTICLE X

         The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                   ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII

RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:


         Eric P. Littman
         1428 Brickell Avenue
         8th Floor
         Miami, Florida 33131

         IN WITHNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on November 18, 1994.



                                           ------------------------------
                                           Eric P. Littman, Subscriber

Subscribed and Sworn on November 18, 1994.
Before me:


--------------------------------------
Isabel Cantera, Notary Public

My Commission Expires:






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              CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
            FOR SERVICE OF PROCESS WITHIN THIS STATE NAMING THE AGENT
                         UPON WHOM PROCESS MAY BE SERVED

         Having been named to accept service of process for Choice Book and Video, Inc., the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).



                                                -------------------------------
                                                Eric P. Littman